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                                                                    Exhibit 99.1


BUSINESS PRESS CONTACT:                         INVESTOR RELATIONS CONTACT:
Jeanette Gibson                                 Roberta DeTata
Cisco Systems, Inc.                             Cisco Systems, Inc.
(408) 525-8965                                  (408) 527-6388
jegibson@cisco.com                              rdetata@cisco.com

TRADE PRESS CONTACT:
John Noh
Cisco Systems, Inc.
(408) 527-6388
jnoh@cisco.com

       CISCO SYSTEMS ANNOUNCES AGREEMENT TO ACQUIRE ANDIAMO SYSTEMS, INC.

  Represents Cisco's Entry into the High-Growth Storage Area Networking (SAN)
                                     Market

      SAN JOSE, Calif., August 20, 2002 - - Cisco Systems, Inc., today announced a definitive agreement to acquire privately held Andiamo Systems, Inc. of San Jose, California. Andiamo is a developer of intelligent storage switching products for the Storage Area Networking (SAN) market. This acquisition represents Cisco's entry into the large, high-growth Fibre Channel SAN switching market, which according to market research firm Gartner Group, is expected to grow from approximately $1.2 billion in 2002 to $4.3 billion in 2006. Cisco's right to acquire Adiamo, and a summary of the transaction's basic terms, were disclosed in Cisco's 10-Q filed in March of this year.

      This acquisition enables Cisco to extend its data networking expertise into the SAN switching market to deliver new innovations that meet customers' evolving business needs. With Andiamo's technology, Cisco customers will for the first time, be able to consolidate disparate storage networks to an integrated SAN infrastructure. In addition, Andiamo's technology introduces new intelligent services that significantly reduce the costs associated with sharing and managing critical data across a company's storage network. These innovations will enable customers to reduce the total cost of ownership of their SAN infrastructure with improved operational efficiencies.

      "This acquisition supports Cisco's strategy to enter into new growth markets, such as storage networking, where we believe we can be the number one or two player," said John Chambers, president and CEO of Cisco Systems. "Andiamo's technology blends the benefits of data networking and storage networking. We are proud to offer our customers innovative storage
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solutions that will not only reduce costs but deliver efficiencies that help drive productivity gains."

      In 2001, Cisco entered into agreements with Andiamo under which Cisco was granted the right to acquire Andiamo, as previously disclosed in Cisco's recent 10-Q filings with the SEC. The agreement announced today represents Cisco's exercise of this right. When the acquisition closes, shares of Cisco common stock will be exchanged for all outstanding shares and options of Andiamo not already owned by Cisco. The transaction is expected to close in the third quarter of Cisco's 2004 fiscal year (February to April 2004), but no later than July 31, 2004.

      The purchase price to be paid by Cisco for the remaining equity interest in Andiamo at closing will be based primarily on the following factors: sales of Andiamo products by Cisco during a three month period shortly preceding the closing, and a multiple based on Cisco's sales and market capitalization. Under its agreements with Andiamo, Cisco is the exclusive manufacturer and distributor of all Andiamo products. Cisco has a convertible note in Andiamo that is expected to represent approximately 44 percent of the equity of Andiamo at the closing of the acquisition. The purchase price could range from a net purchase price of $0 to approximately $2.5 billion, and will not be determined until shortly prior to closing.


      The acquisition has received the required approvals from both companies and is subject to various closing conditions and approvals. For further information regarding the purchase price and the other terms of the acquisition, please refer to the Current Report on Form 8-K filed today by Cisco in conjunction with this transaction.


      In connection with this acquisition, Cisco today also announced the complete family of intelligent storage switches developed by Andiamo, which are expected to be available during the fourth quarter of calendar year 2002. Please see separate Cisco announcements entitled, "Cisco Announces the Cisco MDS 9000 Family of Multilayer Intelligent Storage Switches" and, "Cisco Teams with Storage Industry Leaders for Storage Networking Solutions Interoperability" or visit http://newsroom.cisco.com for additional product details.

      "The technology developed by Andiamo marks a new era of innovation in the storage networking market," said Mario Mazzola, chief development officer of Cisco Systems. "With Andiamo's technology, Cisco will be able to offer enterprise customers the same levels of network scalability, performance, and manageability to storage networking that Cisco pioneered in LAN and IP networking."

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      Andiamo's products complement Cisco's existing storage networking portfolio consisting of IP storage networking products and Metro-Optical SAN connectivity solutions. This acquisition also supports Cisco's commitment to open standards and multi-protocol support. The Cisco MDS 9000 Family supports Fibre Channel for large data center environments, iSCSI -- an emerging standard using the IP network -- for small/medium businesses and workgroups, and FCIP for remote SAN connectivity.


      Andiamo was founded in January 2001 and has approximately 270 employees. The employees of Andiamo, led by Buck Gee, chief executive officer, will join the Cisco Storage Technology Group upon the closing of the acquisition.

ABOUT CISCO SYSTEMS

      Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

================================================================================
Editors Note: Cisco will hold a conference call for press and analysts on August 20, 2002 at 7:00 a.m. PDT. The domestic dial-in number is 888-469-2190, international dial-in number is 312-470-7154. Replay will be available from 9:00am PT, August 20th through 9:00pm PT, August 23rd. Replay info: domestic, 800-925-3288, international, 402-220-4148. An audio webcast with slides will be available at http://newsroom.cisco.com.

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Safe Harbor Statement. This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors or risks that could cause actual events to differ materially from those in the projections or other forward-looking statements are: risks associated with the completion of the acquisition; the impact that failure to do so could have on the realization of the anticipated benefits of the acquisition; risks associated with the successful integration of Andiamo Systems' business; dependence on new product development; rapid technological and market change; potential fluctuations in quarterly results; acquisition strategy; manufacturing and sourcing risks; risks associated with the Internet infrastructure and regulation; volatility of stock price; international operations; financial risk management; and future growth subject to risks. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

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